Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Chris Lewis

Vice President, Investor Relations & Corporate Affairs

clewis@glaukos.com

Glaukos Announces Second Quarter 2026 Financial Results

Aliso Viejo, CA – July 29, 2026 – Glaukos Corporation (NYSE: GKOS), an ophthalmic pharmaceutical and medical technology company focused on novel therapies for the treatment of glaucoma, corneal disorders, and retinal diseases, today announced financial results for the second quarter ended June 30, 2026. Key highlights include:

•
Record net sales of $185.6 million in Q2 2026 increased 50% year-over-year on a reported basis and 49% year-over-year on a constant currency basis.
•
Glaucoma record net sales of $155.2 million in Q2 2026 increased 50% year-over-year.
•
U.S. Glaucoma record net sales of $118.5 million in Q2 2026 increased 64% year-over-year.
•
Gross margin of approximately 82% and non-GAAP gross margin of approximately 85% in Q2 2026.
•
Raised 2026 net sales guidance to $680 million to $700 million, compared to $620 million to $635 million previously.

“Our record second quarter results reflect successful global execution across our key global commercial and development priorities, leaving us well positioned to sustain our strong growth momentum driven by two transformational growth drivers in iDose TR and Epioxa,” said Thomas Burns, Glaukos chairman and chief executive officer. “We continue to successfully advance our robust pipeline of novel, dropless platform technologies designed to meaningfully advance the standard of care and improve outcomes for patients suffering from chronic eye diseases.”

Second Quarter 2026 Financial Results

Net sales in the second quarter of 2026 of $185.6 million increased 50% on a reported basis, or 49% on a constant currency basis, compared to $124.1 million in the same period in 2025.

Gross margin for the second quarter of 2026 was approximately 82%, compared to approximately 78% in the same period in 2025. Non-GAAP gross margin for the second quarter of 2026 was approximately 85%, compared to approximately 83% in the same period in 2025.

Selling, general and administrative (SG&A) expenses for the second quarter of 2026 increased 39% to $116.1 million, compared to $83.4 million in the same period in 2025. Non-GAAP SG&A expenses for the second quarter of 2026 increased 34% to $111.7 million, compared to $83.1 million in the same period in 2025.

GAAP and non-GAAP research and development (R&D) expenses for the second quarter of 2026 increased 40% to $51.3 million, compared to $36.5 million in the same period in 2025.

Loss from operations in the second quarter of 2026 was $17.3 million, compared to operating loss of $22.7 million in the second quarter of 2025. Non-GAAP loss from operations in the second quarter of 2026 was $7.6 million, compared to non-GAAP operating loss of $16.6 million in the second quarter of 2025.

Net loss in the second quarter of 2026 was $18.4 million, or ($0.31) per diluted share, compared to net loss of $19.7 million, or ($0.34) per diluted share, in the second quarter of 2025. Non-GAAP net loss in the second quarter of 2026 was $8.3 million, or ($0.14) per diluted share, compared to non-GAAP net loss of $13.6 million, or ($0.24) per diluted share, in the second quarter of 2025.

Included in non-GAAP loss from operations, non-GAAP net loss, and non-GAAP EPS for the second quarter of 2026 is an acquired in-process R&D (IPR&D) charge of $1.5 million, which caused the non-GAAP loss per diluted share to have an additional loss of ($0.02) in the second quarter of 2026.

The company ended the second quarter of 2026 with approximately $289.3 million in cash and cash equivalents, short-term investments and restricted cash, and no debt.

2026 Revenue Guidance

The company expects 2026 net sales to be in the range of $680 million to $700 million based on the latest foreign currency exchange rates.

Webcast & Conference Call

The company will host a conference call and simultaneous webcast today at 1:30 p.m. PT (4:30 p.m. ET) to discuss the results and provide additional information about the company’s financial outlook. A link to the webcast is available on the company’s website at http://investors.glaukos.com. To participate in the conference call, please dial 833-461-5787 (U.S.) or 585-542-9983 (international) and enter Conference ID 626961391. A replay of the webcast will be archived on the company’s website following completion of the call.

Quarterly Summary Document

The company has posted a document on its Investor Relations website under the “Financials & Filings – Quarterly Results” section titled “Quarterly Summary.” This Quarterly Summary document is designed to provide the investment community with a summarized and easily accessible reference document that details the key facts associated with the quarter, the state of the company’s business objectives and strategies, and any forward statements or guidance the company may make. This document is provided alongside the company’s earnings press release and is designed to be read by investors before the regularly scheduled quarterly conference call. It is the company’s goal that this format will make its quarterly earnings process more efficient and impactful for the investment community.

About Glaukos

Glaukos (www.glaukos.com) is an ophthalmic pharmaceutical and medical technology company focused on developing and commercializing novel therapies for the treatment of glaucoma, corneal disorders, and retinal diseases. Glaukos first developed Micro-Invasive Glaucoma Surgery (MIGS) as an alternative to the traditional glaucoma treatment paradigm, launching its first MIGS device commercially in 2012. In 2024, Glaukos commenced commercial launch activities for iDose® TR, a first-of-its-kind, long-duration, intracameral procedural pharmaceutical designed to deliver 24/7 glaucoma drug therapy inside the eye for extended periods of time. Glaukos also markets the only FDA-approved corneal cross-linking therapy utilizing a proprietary bio-activated pharmaceutical for the treatment of keratoconus, a rarely diagnosed corneal disorder. Glaukos continues to successfully develop and advance a robust pipeline of novel, dropless platform technologies designed to meaningfully advance the standard of care and improve outcomes for patients suffering from chronic eye diseases.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this press release. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, our ability to successfully commercialize our iDose TR and Epioxa therapies; the impact of general macroeconomic conditions including foreign currency fluctuations and future public health crises; supply and/or manufacturing disruptions, including those impacting our principal revenue-producing products, including the risk of recalls or serious safety issues with our products; our ability to achieve or sustain profitability, generate sales of our commercialized products and develop and commercialize additional products; risks associated with our international operations; our ability to meet our customers’ expectations for the quality or delivery of our products; the potential for misuse of our products; our ability to manage our growth and meet customer demand; the success of our acquisitions, collaborations, in licensing agreements, joint ventures, alliances or partnerships with third parties; our ability to protect our information systems against cyber threats and cybersecurity incidents, and to comply with state, federal and foreign data privacy laws and regulations; risks related to the implementation of artificial intelligence and machine learning technologies; the availability of net operating loss tax carryforwards; risks related to our capped call transactions; changes to domestic or foreign healthcare laws or trade policies, which could impact our profitability; the high cost of regulatory compliance, including the requirements of participation in federal healthcare programs such as Medicare and Medicaid and regulations for the approval and sale and marketing of our products and of our manufacturing processes; risks related to securing or maintaining adequate coverage or reimbursement by government or third-party payors the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes; and our ability to protect, and the expense and time-consuming nature of protecting, our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which was filed with the SEC on April 30, 2026, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which we expect to file on or before August 10, 2026. Our filings with the SEC are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Statement Regarding Use of Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company uses certain non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company's industry to enhance comparability of the Company's financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations) (“Non-GAAP Purposes”). The Company uses the term "Non-GAAP" to exclude certain expenses, gains and losses to achieve the Non-GAAP Purposes, including external acquisition-related costs incurred to effect a business combination; amortization of intangible assets acquired in a business combination, asset purchase transaction or other contractual relationship; impairment of goodwill and intangible assets; certain in-process R&D charges; fair value adjustments to contingent consideration liabilities and pre-acquisition contingencies arising from a business combination; integration and transition costs related to business combinations; fair market value adjustments to inventories acquired in a business combination or asset purchase transaction; restructuring charges, duplicative operating expenses, or asset write-offs (or reversals) associated with exiting or significantly downsizing a business; unusual non-recurring expenses associated with inventory write-downs; gain or loss from the sale of a business; gain or loss on the mark-to-market adjustment, impairment, or sale of long-term investments; mark-to-market adjustments on derivative instruments that hedge income or expense exposures in a future period; significant legal litigation costs and/or settlement expenses or proceeds; legal and other associated expenses that are both unusual and significant related to governmental or internal inquiries; expenses, acceleration of amortization of debt issuance costs and gain or loss on debt extinguishment associated with the exchange or redemption of convertible senior notes; significant discrete income and other tax adjustments related to transactions as well as changes in estimated acquisition-date tax effects associated with business combinations, and the impact from implementation of tax law changes and settlements; and any other adjustment that is determined to be appropriate and consistent with the Non-GAAP Purposes. See “GAAP to Non-GAAP Reconciliations” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.

In addition, in order to remove the impact of fluctuations in foreign currency exchange rates, the Company also presents certain net sales information on a constant currency basis, which represents the outcome that would have resulted had exchange rates in the current period been the same as the average exchange rates in effect in the comparable prior period. See “Reported Sales vs. Prior Periods” for a presentation of certain net sales information on a reported, GAAP and a constant currency basis.

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net sales	$185,610	$124,120	$336,181	$230,784
Cost of sales	34,016	26,896	67,355	51,212
Gross profit	151,594	97,224	268,826	179,572
Operating expenses:
Selling, general and administrative	116,060	83,375	209,003	154,048
Research and development	51,301	36,538	95,446	68,891
Acquired in-process research and development	1,500	-	1,500	-
Total operating expenses	168,861	119,913	305,949	222,939
Loss from operations	(17,267)	(22,689)	(37,123)	(43,367)
Non-operating income (expense):
Interest income	2,279	2,574	4,710	5,650
Interest expense	(1,459)	(1,151)	(2,584)	(2,314)
Other (expense) income, net	(1,274)	1,857	(2,023)	2,802
Total non-operating (expense) income	(454)	3,280	103	6,138
Loss before taxes	(17,721)	(19,409)	(37,020)	(37,229)
Income tax provision	656	248	1,140	574
Net loss	$(18,377)	$(19,657)	$(38,160)	$(37,803)

Basic and diluted net loss per share	$(0.31)	$(0.34)	$(0.65)	$(0.66)

Weighted-average shares outstanding used to compute basic and diluted net loss per share	58,818	57,205	58,419	56,922

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	June 30,	December 31,
	2026	2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$114,485	$90,813
Short-term investments	171,741	187,947
Accounts receivable, net	138,900	108,608
Inventory	59,306	63,564
Prepaid expenses and other current assets	31,346	24,052
Total current assets	515,778	474,984
Restricted cash	3,115	3,834
Property and equipment, net	112,114	113,253
Operating lease right-of-use asset	31,271	31,527
Finance lease right-of-use asset	38,197	39,404
Intangible assets, net	127,151	141,916
Goodwill	66,710	66,710
Deposits and other assets	26,185	21,859
Total assets	$920,521	$893,487

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$19,139	$24,624
Accrued liabilities	83,190	76,651
Total current liabilities	102,329	101,275
Operating lease liability	35,491	35,767
Finance lease liability	67,345	68,109
Deferred tax liability, net	441	441
Other liabilities	32,429	31,740
Total liabilities	238,035	237,332

Stockholders' equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding as of June 30, 2026 and December 31, 2025	-	-
Common stock, $0.001 par value; 150,000 shares authorized; 58,886 and 57,539 shares issued and 58,858 and 57,511 shares outstanding at June 30, 2026 and December 31, 2025, respectively	59	58
Additional paid-in capital	1,651,465	1,586,056
Accumulated other comprehensive income	2,384	3,303
Accumulated deficit	(971,290)	(933,130)
Less treasury stock (28 shares as of June 30, 2026 and December 31, 2025)	(132)	(132)
Total stockholders' equity	682,486	656,155
Total liabilities and stockholders' equity	$920,521	$893,487

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Q2 2026				Q2 2025
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$34,016	$(5,274)	(a)(b)	$28,742	$26,896	$(5,764)	(a)(b)	$21,132
Gross Margin	81.7%	2.8%		84.5%	78.3%	4.7%		83.0%

Operating expenses:
Selling, general and administrative	$116,060	$(4,404)	(c)(d)(e)	$111,656	$83,375	$(295)	(f)	$83,080
Loss from operations	$(17,267)	$9,678		$(7,589)	$(22,689)	$6,059		$(16,630)

Non-operating income (expense):
Interest expense	$(1,459)	$369	(g)	$(1,090)	$(1,151)	$-		$(1,151)
Net loss	$(18,377)	$10,047	(h)	$(8,330)	$(19,657)	$6,059	(h)	$(13,598)
Basic and diluted net loss per share	$(0.31)	$0.17		$(0.14)	$(0.34)	$0.10		$(0.24)

(a)
Cost of sales adjustment related to amortization of developed technology intangible assets associated with the acquisition of Avedro, Inc. (Avedro) of $4.8 million in Q2 2026 and $5.5 million in Q2 2025.
(b)
Mobius acquisition-related amortization expense of developed intellectual property of $0.5 million in Q2 2026 and $0.2 million in Q2 2025.
(c)
Expenses of $3.3 million related to the Company’s trade secrets litigation and other litigation matters.
(d)
Expenses of $0.4 million associated with the integration of a major system.
(e)
Provision for doubtful accounts related to the overpayment of prior period payroll withholdings of $0.7 million.
(f)
Mobius acquisition-related transaction expense.
(g)
Interest expense related to the untimely payment of prior period payroll withholdings.
(h)
Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2026 and 2025.

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Year-to-Date Q2 2026				Year-to-Date Q2 2025
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$67,355	$(13,949)	(a)(b)	$53,406	$51,212	$(11,287)	(a)(b)	$39,925
Gross Margin	80.0%	4.1%		84.1%	77.8%	4.9%		82.7%

Operating expenses:
Selling, general and administrative	$209,003	$(5,097)	(c)(d)(e)	$203,906	$154,048	$(295)	(f)	$153,753
Loss from operations	$(37,123)	$19,046		$(18,077)	$(43,367)	$11,582		$(31,785)

Non-operating income (expense):
Interest expense	$(2,584)	$369	(g)	$(2,215)	$(2,314)	$-		$(2,314)
Net loss	$(38,160)	$19,415	(h)	$(18,745)	$(37,803)	$11,582	(h)	$(26,221)
Basic and diluted net loss per share	$(0.65)	$0.33		$(0.32)	$(0.66)	$0.20		$(0.46)

(a)
Cost of sales adjustment related to amortization of developed technology intangible assets associated with the acquisition of Avedro, Inc. (Avedro) of $13.0 million year-to-date Q2 2026 and $11.0 million year-to-date Q2 2025.
(b)
Mobius acquisition-related amortization expense of developed intellectual property and distribution rights of $1.0 million year-to-date Q2 2026 and $0.2 million year-to-date Q2 2025.
(c)
Expenses of $4.0 million related to the Company’s trade secrets litigation and other litigation matters.
(d)
Expenses of $0.4 million associated with the integration of a major system.
(e)
Provision for doubtful accounts related to the overpayment of prior period payroll withholdings of $0.7 million.
(f)
Mobius acquisition-related transaction expense.
(g)
Interest expense related to the untimely payment of prior period payroll withholdings.
(h)
Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2026 and 2025.

Reported Sales vs. Prior Periods (in thousands)
				Year-over-Year Percent Change			Quarter-over-Quarter Percent Change
	2Q 2026	2Q 2025	1Q 2026	Reported	Operations (1)	Currency (2)	Reported	Operations (1)	Currency (2)

International Glaucoma	$36,631	$31,251	$35,808	17.2%	16.4%	0.8%	2.3%	2.6%	(0.3%)

Total Net Sales	$185,610	$124,120	$150,571	49.5%	49.3%	0.2%	23.3%	23.3%	0.0%

(1)
Operational growth excludes the effect of translational currency
(2)
Calculated by converting the current period numbers using the prior period’s average foreign exchange rates